UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2019

NEUROCRINE BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-22705	33-0525145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12780 El Camino Real, San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 617-7600

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	NBIX	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2019, the Board of Directors (the “Board”) of Neurocrine Biosciences, Inc., a Delaware corporation (“Neurocrine”), upon the recommendation of its Nominating / Corporate Governance Committee, appointed Leslie V. Norwalk as a member of the Board, effective immediately. Ms. Norwalk has been appointed as a Class I director to serve until Neurocrine’s 2021 annual meeting of stockholders.

Ms. Norwalk, age 53, serves as a director of NuVasive, Endologix, Providence Service Corporation, Magellan Health, and Arvinas, as well as several privately-held healthcare companies. She also serves as a healthcare, regulatory and policy advisor to three private equity firms: Warburg Pincus, Peloton Equity, and Enhanced Equity Fund. Ms. Norwalk began her career in the public sector as The White House Special Assistant to the Office of Presidential Personnel under the first Bush administration, following which, she practiced law at the Washington, D.C. office of Epstein Becker Green, P.C. While at the CMS, Ms. Norwalk served as Deputy Administrator, and Counselor and Policy Advisor, before assuming the role of Acting Administrator. Ms. Norwalk holds a Juris Doctorate from the George Mason University School of Law and a Bachelor of Arts degree in economics and international relations from Wellesley College.

In connection with her service on the Board, Ms. Norwalk will receive a $50,000 annual cash retainer, and she was granted a nonstatutory stock option to purchase 15,000 shares of the Company’s common stock. The stock option has an exercise price equal to the closing price of the Company’s common stock on the date of grant (i.e., the date Ms. Norwalk was appointed to the Board), is subject to a ten-year term and vests monthly over the three-year period following the date of grant. Ms. Norwalk will also be reimbursed for expenses incurred in connection with performing her duties as a director of the Company. Ms. Norwalk has executed Neurocrine’s standard Indemnity Agreement for executive officers and directors. The Company is not aware of any transaction involving Ms. Norwalk requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEUROCRINE BIOSCIENCES, INC.

Date: September 11, 2019	/s/ Darin M. Lippoldt
Darin M. Lippoldt
Chief Legal Officer